Exhibit 10.76

Amendment Number One to

The MetLife Non-Management Director Deferred Compensation Plan

(as amended and restated as of December, 2006) (the “Plan”)

The Plan is hereby amended in the manner set forth below:

1. The second paragraph of the section entitled “Investment Tracking for Your Deferred Cash Accounts” is amended and restated to read as follows:

The Plan Administrator may eliminate or replace any investment tracking fund or index at any time. When the Plan Administrator has determined to make a change, you will be informed and you will be given an opportunity to change your investment tracking selections to the extent they are affected by the change. Changes to investment tracking fund or index may be made without amending the Plan document, but will be reflected in the next amended and restated Plan document.

2. This Amendment will be effective immediately upon execution.

3. Except as otherwise expressly provided herein, the Plan (including any amendments thereto) shall continue in full force and effect without amendment.

IN WITNESS WHEREOF, this amendment is approved.

PLAN ADMINISTRATOR

/s/ Andrew J. Bernstein for Margery Brittain
Date: 2-26-07
Witness:	/s/ Joo Young Kang